Exhibit 99.1

ASHFORD HOSPITAL TRUST, INC.
First Quarter Conference Call
05-05-05/10:00 a.m. CT
Confirmation # 8104241

ASHFORD HOSPITALITY TRUST, INC.

First Quarter Conference Call
Questions and Answers Transcript
at Conclusion of Call
May 5, 2005; 10:00 a.m. CT

Participant 1:	I was wondering if you could comment on the EBITDA for that CNL portfolio under contract. I know in the past acquisitions, you guys had typically disclosed that.

Monty Bennett:	You’re asking about the EBITDA on the CNL portfolio?

Participant 1:	Yes.

Monty Bennett:	We have not released the EBITDA on the CNL portfolio, because they have not released it yet. But the net operating income capitalization rate is something that we released, which is at 8.4 percent on a trailing twelve month basis through March, based on the $465 million purchase price.

Participant 1:	Great. Thank you.

Operator:	And once again if you do have a question, please press star one now. We’ll pause just a moment.

ASHFORD HOSPITAL TRUST, INC.
First Quarter Conference Call
05-05-05/10:00 a.m. CT
Confirmation # 8104241

Participant 2:	Hi, guys. You talked about the audits at the — the requisite SEC audits for the — for the CNL assets. What kind of costs are we talking about? Is that included in the — in the “closing costs” that you all have spoken about regarding the acquisition, or is that over and above that?

Monty Bennett:	No, that’s going to be rolled into our closing costs for the acquisition.

Participant 2:	OK. And any idea on the magnitude of that, or

Monty Bennett:	About a couple hundred thousand dollars.

Participant 2:	Pretty immaterial?

Monty Bennett:	Yes.

Participant 2:	OK.

Monty Bennett:	... relative to the size, certainly.

Participant 2:	OK and with the flow-through (and the) ADR component on the RevPAR gains, you know, I guess I was — I thought maybe you’d see a little more upside in the EBITDA margin. I wondered if you — or in the gross profit margin. I wondered if you could comment on that.

Monty Bennett:	You mean in this past quarter?

Participant 2:	Yes. I think you had said — what was the percentage of — the 8.9% RevPAR gain was how much in rate?

ASHFORD HOSPITAL TRUST, INC.
First Quarter Conference Call
05-05-05/10:00 a.m. CT
Confirmation # 8104241

Monty Bennett:	Let’s see. Of the 8.9%, we’ve looked at a lot of stats. Let us pull it up to make sure we give you the right number here.

Participant 2:	No problem.

Monty Bennett:	But as far as the flow-throughs go — you know, what we’re going through is that even though some of these properties are no longer in renovation, we find that internally, we still have some expenses that kind of linger on. And those expenses affect our margins for a quarter or two.

Participant 2:	OK.

Monty Bennett:	And so that’s probably my best offer for why the EBITDA margin isn’t bigger than 280 basis points on those assets (that) are not in renovation.

David Kimichik:	Of the 8.9% growth for the whole portfolio and RevPAR, 6.7% was attributable to ADR.

Participant 2:	OK. Right.

Monty Bennett:	The flow-through on the assets, on a year-over-year basis, was about 50% flow-through. So the increased dollars gave us a 50% flow-through. That was on the entire portfolio.

Typically, if it’s — if it’s all rate, we would think that we’d get a little bit better flow-through on that. But again, we’ve got a lot noise and a lot of things going on because of renovations recently finished and renovations currently underway.

ASHFORD HOSPITAL TRUST, INC.
First Quarter Conference Call
05-05-05/10:00 a.m. CT
Confirmation # 8104241

Participant 2:	OK and are there any brand initiative costs that are — that have been underway that you all expect to sort of overlap in the — in the coming year, and what’s the timing of that? Is it more of a first-half ‘05 phenomenon, or back half of the year?

Monty Bennett:	The brand initiatives, as you know, are ongoing and never-ending, or so it seems. So, you know, we just incorporate those initiatives into our capital plans. And then — and then we roll them out. And we do it by an asset-by-asset and brand-by-brand basis. Sometimes we’ll want to get ahead of the required timing. Bedding is a big issue for most of the brands now. These deadlines are mostly ‘06, but we may decide to go ahead and do the whole hotel in ‘05. And it really depends upon things going on in the marketplace, the availability of the rooms, the timing and the availability of the product. So it’s more of a specific type of item that we address, rather than across the board. But it’s ongoing.

And those brand-specific initiatives don’t affect our operating performance so much. It’s mainly the major renovations that we go through.

Participant 2:	So on balance, it’s kind of hard to comment on whether or not you’re going to be overlapping some of that mid year versus later in the year?

Monty Bennett:	What do you mean, as far as when it’s going to be put in place?

Participant 2:	Right. Some of the costs — whether it’s the — you know, the free breakfasts, or what have you — I mean, I would expect them to — you know, you’re not going to continue to see year-over-year increases in — or year-over-year decreases in margins as a result of that, or pressure on margins?

Monty Bennett:	No, the

ASHFORD HOSPITAL TRUST, INC.
First Quarter Conference Call
05-05-05/10:00 a.m. CT
Confirmation # 8104241

Participant 2:	I’m just wondering when you might see some letup from those kinds of costs that have been — that have come in over the last year.

Monty Bennett:	We don’t see a lot of those pressures coming in on the operating expense side. I mean, there’s some, and there always are some. But those aren’t overly significant. We find most of those costs coming on the capital side. So I don’t see those affecting our numbers a lot in the past or the future. It certainly does on the margin, but not significantly so.

Participant 2:	OK. OK. Thank you very much.

Operator:	And one final reminder: If you have a question, press star one now.

Participant 3:	Hi, guys. Regarding the 30-property portfolio — as it stands now, do you anticipate keeping all those hotels, or do you think you’ll be selling some of those off as you did with the other large portfolio this year?

Monty Bennett:	We may be selling some off. We are evaluating all of our options. We’re going through each asset and trying to understand what we’d like to do with each one: whether we want to hold it for sure, sell it for sure, or kick the can down the road and reevaluate it in a year or two. That affects how we put the financing that we’ve announced on these assets. So it’s certainly a possibility.

Participant 3:	OK — because my real question is — I noticed on the commitment letter with Merrill Lynch Mortgage that it looked like about half of them were listed as held-for-sale properties. So I was just trying to understand what that was.

ASHFORD HOSPITAL TRUST, INC.
First Quarter Conference Call
05-05-05/10:00 a.m. CT
Confirmation # 8104241

Monty Bennett:	That really has more to do with how we’re putting the financing on the assets. That’s how it was described to Merrill Lynch. The financing on those assets are pooled such that we have more flexibility on those assets than the others. And it’s half the assets, but it’s about a third of the value of the portfolio. And if we were to sell assets, those would be the assets that would be more likely to sell.

Participant 3:	OK. If you did sell them, would you use the proceeds to just pay down the debt, or is it transferrable?

Monty Bennett:	We would probably — depending upon the buyer — but we’d probably, at this point, just let the — let the buyer assume that. The financing that we’re able to procure — Doug Kessler here, David Brooks and David Kimichik — is very, very attractive. And we think that adds value to any prospective buyer. So we would — we would transfer those mortgages. You know, these are all done in little pools of three and four — five assets each. So we would try to transfer those mortgages wholesale to the buyer, and receive that value from them.

Participant 3:	OK. That makes sense. And then finally, do you have any preliminary RevPAR numbers for April?

David Kimichik:	We are not releasing those at this time.

Participant 3:	OK. Thank you very much.

Monty Bennett:	You bet.

Participant 4:	Yes, good morning, guys.

Monty Bennett:	Good morning.

ASHFORD HOSPITAL TRUST, INC.
First Quarter Conference Call
05-05-05/10:00 a.m. CT
Confirmation # 8104241

Participant 4:	... Monty, help me — I seem to get myself confused on your financing sources. In the simplest form here, we need $95 million to cover the rest of the CNL acquisition. Is this — tell me where that’s coming from in terms of — I thought we had a pool of preferred stock and a pool of common equity. What are using, and what capacity is left over? I don’t know if that’s a good way of phrasing it. But could you straighten me out here?

Monty Bennett:	Sure. Let me see if I can walk you through it. And David Kimichik, correct me here if I don’t get it quite right.

We need about another $90 million, as you said, in order to close the transaction. The sourcing of that comes from a few areas. We do have some cash. We have got ability to draw down on our credit facility, and thereby encumber or increase the leverage on some of the other assets that we’ve got. We’ve got the facility with Security Capital, which is a convertible preferred instrument. It’s a $75 million facility, on which we’ve only drawn down $10 million. So there’s $65 million of that we can draw down upon.

Back when we did our equity raise in January, Security Capital elected an option to participate in that. And we haven’t drawn those dollars down, either; that’s about $20 million.

So when you look at the $20 million of common from Security Capital, the $65 million from Security Capital from the convertible preferred standpoint, the additional leverage capability we have in our credit line and cash; those will be the sources to fund that $90 million.

Participant 4:	Got you. Super. Thank you very much.

Monty Bennett:	You bet.

ASHFORD HOSPITAL TRUST, INC.
First Quarter Conference Call
05-05-05/10:00 a.m. CT
Confirmation # 8104241

Operator:	And Mr. Bennett, there are no further questions at this time. I’ll turn the conference back over to you.

Monty Bennett:	OK. Well, I appreciate your questions today and your participation and interest in Ashford Hospitality Trust. We look forward to speaking with you again on our second quarter conference call.

Thank you.

Operator:	And that does conclude today’s conference. Again, thank you for your participation.

END